As filed with the Securities and Exchange Commission on February 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Kinder Morgan, Inc.

(converted from a
limited liability company named Kinder Morgan Holdco LLC)

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	4922 (Primary Standard Industrial Classification Code number)	26-0238387 (I.R.S. Employer Identification Number)

500 Dallas Street, Suite 1000 Houston, Texas 77002 (713) 369-9000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	Joseph Listengart 500 Dallas Street, Suite 1000 Houston, Texas 77002 (713) 369-9000 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Gary W. Orloff Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 221-1306 (Telephone) (713) 221-2166 (Facsimile)	Alexander D. Lynch Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Telephone) (212) 310-8007 (Facsimile)	Igor Kirman Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000 (Telephone) (212) 403-2000 (Facsimile)	G. Michael O’Leary Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4360 (Telephone) (713) 238-7130 (Facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-170773

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class P common stock, $0.01 par value per share	17,786,590	$30.00	$533,597,700	$61,951

(1)   Includes shares subject to an option to purchase additional shares granted to the underwriters.

(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with respect to the registration of additional shares of Class P common stock, $0.01 par value per share, of Kinder Morgan, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction V of Form S-1 and Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-170773) declared effective by the Securities and Exchange Commission on February 10, 2011 (the “Original Registration Statement”).  The contents of the Original Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement.  The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Original Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following which are filed herewith.

(a)          Exhibits.  The following exhibits are filed as part of this Registration Statement.

5.1	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

23.1	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Netherland, Sewell & Associates, Inc.

(b)   Financial Statement Schedules.  Financial statement schedules are omitted because they are not required or the required information is shown in the consolidated financial statements or the notes thereto included in the prospectus that forms a part of the Original Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on February 10, 2011.

KINDER MORGAN, INC.

By:	/S/ JOSEPH LISTENGART
	Name:	Joseph Listengart
	Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated on February 10, 2011.

Signature	Title

/S/ RICHARD D. KINDER	Chairman and Chief Executive Officer
Richard D. Kinder	(Principal Executive Officer)

/S/ KIMBERLY A. DANG	Vice President and Chief Financial Officer
Kimberly A. Dang	(Principal Financial and Accounting Officer)

/S/ HENRY CORNELL*	Director
Henry Cornell

/S/ STEVEN J. KEAN*	Director
Steven J. Kean

/S/ MICHAEL MILLER*	Director
Michael Miller

/S/ MICHAEL C. MORGAN*	Director
Michael C. Morgan

/S/ KENNETH A. PONTARELLI*	Director
Kenneth A. Pontarelli

/S/ FAYEZ SAROFIM*	Director
Fayez Sarofim

/S/ C. PARK SHAPER*	Director
C. Park Shaper

/S/ JOHN STOKES *	Director
John Stokes

/S/ R. BARAN TEKKORA *	Director
R. Baran Tekkora

/S/ GLENN A. YOUNGKIN*	Director
Glenn A. Youngkin

*By:	/S/ JOSEPH LISTENGART
Joseph Listengart
Attorney-in-fact for persons indicated

EXHIBIT INDEX

5.1	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

23.1	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Netherland, Sewell & Associates, Inc.